UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2016

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(c) and (e):

On May 16, 2016, the Compensation Committee of the Board of Directors of Eagle Materials Inc. (“Eagle”) approved the fiscal 2017 compensation package for David B. Powers, who was promoted to the Company’s President and Chief Executive Officer effective at the close of business on March 31, 2016, as previously disclosed. For fiscal 2017, Mr. Powers’s base salary will be $800,000.

Also on May 16, 2016, the Compensation Committee approved the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2017 (“Eagle Plan”), a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference. Under the terms of the Eagle Plan, a pool of 1.4% of the Company’s operating earnings for fiscal 2017 will be available to pay annual bonuses to participating officers, subject to reduction based on individual performance in fiscal 2017. The Compensation Committee also determined the applicable percentage of the bonus pool available for payment of the annual incentive bonus to the CEO and the other named executive officers participating in the Eagle Plan (Mr. Powers, 24.0%; D. Craig Kesler, Executive Vice President – Finance and Administration and Chief Financial Officer, 15.8%; and Michael Haack, Executive Vice President and Chief Operating Officer, 17.0%).

Gerald J. Essl, Executive Vice President - Cement, participates in a divisional incentive compensation program pursuant to which a percentage of the operating earnings of the applicable subsidiary (or group of subsidiaries) is available for payment of bonuses to the participating employees. Mr. Essl participates in the Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal Year 2017 (a copy which is attached to this Report as Exhibit 10.2 and incorporated herein by reference). In the program in which Mr. Essl participates, the Compensation Committee approved the percentage of operating earnings of each of the Company’s cement subsidiaries for fiscal 2017 which is available for payment of bonuses to participating employees (2.25% for each cement plant, plus an additional 0.40% pool at the Sugar Creek Plant) and the percentage of such bonus pool available for payment to Mr. Essl at the end of fiscal 2017 (20% for each cement plant other than the two Sugar Creek Plant pools, which are 17%), subject to reduction based on individual performance. With respect to our cement joint venture, Mr. Essl is eligible to receive an amount equal to 20% of 2.25% of our half of the joint venture’s fiscal 2017 earnings, subject to reduction based on individual performance.

The Compensation Committee also approved the Eagle Materials Inc. Special Situation Program for Fiscal Year 2017 (the “SSP”), a copy of which is attached to this Report as Exhibit 10.3 and incorporated herein by reference. Under the terms of the SSP, a pool of 0.35% of the Company’s operating earnings for fiscal 2017, plus any portions of bonus pools under the Eagle Plan, the divisional plans and subsidiary long-term compensation plans not paid out or earned, are available to pay annual bonuses to participating employees from the SSP.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2017

10.2	Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal Year 2017

10.3	Eagle Materials Inc. Special Situation Program for Fiscal Year 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: May 20, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2017

10.2	Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal Year 2017

10.3	Eagle Materials Inc. Special Situation Program for Fiscal Year 2017